Exhibit 99

NEWS RELEASE	NACCO Industries, Inc.
5875 Landerbrook Drive • Suite 220 • Cleveland, Ohio 44124-4069
Tel. (440) 229-5151 • Fax (440) 229-5138

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko	For Immediate Release
(440) 229-5130	Wednesday, November 7, 2018

NACCO INDUSTRIES
DECLARES QUARTERLY DIVIDEND
    Cleveland, Ohio, November 7, 2018: NACCO Industries, Inc. (NYSE: NC) today announced that the Board of Directors declared a regular cash dividend of 16.5 cents per share. The dividend is payable on both the Class A and Class B Common Stock, and will be paid December 14, 2018 to stockholders of record at the close of business on November 30, 2018.

About NACCO Industries, Inc.
NACCO Industries, Inc. is the public holding company for The North American Coal Corporation. North American Coal operates surface mines that supply coal primarily to power generation companies under long-term contracts, and provides other value-added services to natural resource companies.  In addition, its North American Mining business operates and maintains draglines and other equipment under contracts with sellers of aggregates. North American Coal’s service-based business model aligns its operating goals with customers’ objectives.  For more information about NACCO Industries, visit the Company's website at www.nacco.com.

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